                                                                   Exhibit 23(a)







                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the inclusion in this registration statement on Form S-2 (File No. 333-02609) of our report dated February 5, 1996, on our audits of the consolidated financial statements of First Coastal Corporation and subsidiary as of December 31, 1995 and 1994, and for each of the three years in the period ended December 31, 1995. We also consent to the reference to our firm under the caption "Experts."


                                                        Coopers & Lybrand L.L.P.


Portland, Maine
June 13, 1996